                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549
                             Form 8-K

         Current Report Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  February 10, 2000



                         MUSTANG.COM, INC.
      (Exact name of registrant as specified in its charter)

California                        0-25678                     77-0204718
(State or other jurisdiction   (Commission                 (I.R.S. Employer
of incorporation)               File Number)               Identification No.)

6200 Lake Ming Road, Bakersfield, CA                              93306
(Address of principal executive offices)                        (ZIP Code)


Registrant's telephone number, including area code:  (661) 873-2500


 (Former name or former address, if changed since last report)

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Item 5.  Other Events

	On February 10, 2000, registrant issued a press release announcing its unaudited financial results at, and for the three and twelve months ended, December 31, 1999. A copy of that press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits.


99.1 Press release of February 10, 2000.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG.COM, INC.



                                   MUSTANG.COM, INC.

                             By:__/S/__ Donald M. Leonard
                                 Vice President of Finance and
                                 Chief Financial Officer

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EXHIBIT 99.1

Mustang.com, Inc. Reports Revenues Up 85% for Fiscal Year 1999 Compared to Fiscal Year 1998

BAKERSFIELD, Calif., Feb. 10, 2000

Mustang.com Continues Aggressive Growth Plans, Increasing Headcount by 45% Over Last Quarter

Mustang.com, Inc. (Nasdaq:MSTG), a leader in the eBusiness and eService infrastructure markets, today reported results for its fourth quarter and year ended December 31, 1999. These results reflect eight consecutive quarters of revenue growth -- at a compounded rate of 17% -- as well as a rapid expansion of the company's engineering, sales and marketing efforts.

Revenues for the fourth quarter ended December 31, 1999 increased 57% to $1,106,278 as compared to $706,120 reported for the prior year period. The net loss for the quarter was $574,039, or ($0.10) per basic and diluted share, as compared to the net loss of $146,718, or ($0.04) per basic and diluted share, reported a year ago.

Revenues for the year ended December 31, 1999 increased 85% to $3,710,935 as compared to $2,010,721 reported for the prior year period. The net loss for the period was $906,276, or ($0.19) per basic and diluted share, as compared to a net loss of $1,156,515, or ($0.31) per basic and diluted share, reported a year ago.

Commenting on the results, President and Chief Executive Officer Jim Harrer said, "I'm very pleased with the number of hurdles we cleared in 1999 as we completed our turn-around strategy to emerge as a leading provider of trusted eService solutions. Fiscal 1999 was spent working with hundreds of customers and prospects to develop cutting edge technology to meet their demanding electronic support demands. Our focus was on building a product line that would be in demand. Accomplishing this during the first half of the year represented a major challenge and outstanding efforts by the entire team."

Continued Harrer, "In Q4, on the success of our private financing, we began an aggressive growth strategy, doubling our headcount and finishing the year with 58 employees, up from 25 (132%) from the start of the year. Our plan is to continue this aggressive growth strategy through 2000, focusing most of our attention in the area of sales, marketing, research and development and Mustang Services -- our Professional Services division. We believe it is imperative to build the infrastructure to support the customer demands through our current and future growth."


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1999 Highlights

Over 11,000 Mustang Message Center Agent Seats Licensed. The total number of Agent Licenses for Mustang Message Center at the end of 1999 was 11,192 adding 5,629 agents in 1999 alone making it one of the most widely used email management applications in the world.

Mustang.com Successfully Raised $5.6 Million To Fuel Growth in Sales and Marketing. Mustang.com, Inc. ended the year with $8.8 million in cash and equivalents, up from $1.8 million a year ago enabling the company to invest in expanding its engineering, sales, marketing and services organizations.

Mustang.com, Inc., completed re-branding efforts to focus on delivering trusted eService solutions. Shedding its image as developer of online retail software, the market welcomed the change from Mustang Software, Inc. to Mustang.com, Inc. -- Trusted eService Solutions for the
Enterprise.

Mustang Message Center 3.0 Released. Mustang's fourth generation email management solutions are built on scalability and flexibility working with the most widely used enterprise email platforms today including Microsoft Exchange, Lotus Notes and Novell GroupWise.

Mustang.com's customers use the Mustang Message Center platform and suite of applications to deliver world-class, trusted eService solutions and self-service help to enhance customer loyalty, generate additional sales revenue and reduce the cost of electronic communication.

Mustang.com Extends Message Center Platform. Mustang.com announced the availability of a host of applications for the Message Center platform including KnowledgeLink (web-based self-help), AgentPro (dedicated message management client), TeleAgent (seamless integration with third-party CRM solutions) and Notify (real-time paging and alarm notification).

Mustang.com, Inc., Ends 1999 with 335 Customers. Mustang.com signed more than 180 in 1999, up from 153, the number signed as of year end 1998, an increase of 119%. Our customers span Fortune 500 customers and leading
 .com companies including: Barclay's Bank, Costco, Dow Jones, eOffering, eStamp.com, GTE, iPrint.com, Lucent, Mail.com, NORDSTROM.com, Progressive Insurance, 3COM and Zdnet.

Mustang.com wins Eight Awards in 1999. Mustang Message Center received eight industry awards in 1999 bringing the total to 20 since the product's launch in 1997. The awards bridge multiple markets including customer service, computer telephony integration and the general computer industry and networking audiences.

Mustang.com, Inc., Partnered with Leading Technology Partners. Mustang Message Center is designed as the premiere e-mail management engine for


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third-party technology partners. Leveraging the company's expanded strategic focus on indirect channel development Mustang.com is pleased to announce the addition of leading technology partners including FaceTime Communications; Government Technology Services, Inc.; NexCen
Technologies; Pipkins, Inc.; Quintus Corporation; TCS Management
Corporation; Witness Systems, Inc.

About Mustang.com and Mustang Message Center

Mustang.com enables loyal, high quality customer relationships through the design, development and support of Internet and e-mail based customer management software applications. Mustang Message Center is an award-winning eService solution that improves e-mail management in mission-critical, high-volume customer service operations. Hundreds of companies worldwide actively utilize the Mustang Message Center for 24x7, mission-critical customer service, supporting hundreds of thousands of transactions every day. Corporate headquarters are located at 6200 Lake Ming Road, Bakersfield, CA 93306; with offices in Chicago, IL; Ft. Lauderdale, FL; Los Angeles, CA; New York, NY; Phoenix, AZ; Seattle, WA; and Washington, D.C. Inquiries can be addressed via voice, 661-873-2500; fax, 661-873-2499; or e-mail, info@mustang.com. Additional information is available from Mustang.com on the Web at http://www.mustang.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995: Information in this release that involves Mustang.com's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. These statements include statements about Mustang.com's strategies in the marketplace, its market position and its relationship with customers. All forward-looking statements included in this release are based upon information available to Mustang.com as of the date of the release, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to, competition, increased competition due to Mustang.com's expanded product offering, risks associated with the evolving and varying demand for customer communication software, our ability to expand our operations, acceptance of email and the Internet as a communications medium, litigation over property rights, and general economic factors. These and other factors are risks associated with our business that may affect our operating results are discussed in the Company's most recently filed annual 10k and our quarterly reports on Form 10-Q filed with the SEC. Mustang.com, Inc., Mustang Message Center and the Mustang.com's logo are trademarks of Mustang.com, Inc.

                          Mustang.com, Inc.
                  Unaudited Condensed Balance Sheets

                                                  December 31
                                             1999            1998
ASSETS
Current Assets:
  Cash & cash equivalents                $  8,847,602    $  1,849,700
  Accounts Receivable, net                    693,739         409,077
  Inventory and other current assets           17,123          28,856
    Total Current Assets                    9,558,464       2,287,633
Fixed Assets, net                             628,078         592,855
Other Assets                                    2,485          11,183
- ---------------------------------------------------------------------------
    Total Assets                         $ 10,189,027    $  2,891,671
= ===========================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                       $    492,942    $    233,854
  Accrued liabilities                         424,781         214,157
  Deferred revenues                           250,000         125,000
  Current portion of Capital Lease              9,111           8,259
- ---------------------------------------------------------------------------
    Total Current Liabilities               1,176,834         581,270
- ---------------------------------------------------------------------------
Capital lease, less current portion           251,636         260,747
- ---------------------------------------------------------------------------
    Total Liabilities                       1,428,470         842,017
= ===========================================================================
Stockholders' Equity
  Preferred stock                                --           730,229
  Common stock                             15,966,363       7,618,954
  Accumulated deficit                      (7,205,806)     (6,299,529)

- ---------------------------------------------------------------------------
    Total Stockholders' Equity              8,760,557       2,049,654

- ---------------------------------------------------------------------------
    Total Liabilities and Stockholders'
      Equity                             $ 10,189,027    $  2,891,671
= ===========================================================================


                           Mustang.com, Inc.
              Unaudited Condensed Statement of Operations

                             Three Months Ended        Twelve Months Ended
                                   December 31               December 31
                               1999         1998         1999         1998
Revenue                     $ 1,106,278   $   706,120   $ 3,710,935  $ 2,010,721
Costs of revenue                150,423        36,503       441,386      177,928
- - - --------------------------------------------------------------------------
Gross profit                    955,855       669,617     3,269,549    1,832,793
- - - --------------------------------------------------------------------------
OPERATING EXPENSES
Research &
  development                   333,636       162,358       820,554      611,990
Selling &
  marketing                     658,938       264,168     1,638,298      974,525
General &
  administrative                606,420       404,897     1,853,730    1,430,335
- - - --------------------------------------------------------------------------
Total Operating expenses            1,598,994       831,423     4,312,582    3,016,850
- - - --------------------------------------------------------------------------
Income (loss)
  from operations              (643,139)     (161,806)   (1,043,033)  (1,184,057)
Other income
  (expenses), net                69,100        15,088       137,557       28,342
- - - --------------------------------------------------------------------------
Income (loss) before
provision for
income taxes                   (574,039)     (146,718)     (905,476)  (1,155,715)
- - - --------------------------------------------------------------------------
Provision (benefit)
for income taxes                     --            --           800          800
- - - --------------------------------------------------------------------------
Net income (loss)           $  (574,039)  $  (146,718)  $  (906,276) $(1,156,515)
= = = ===========================================================================
Net income (loss)
per common share            $     (0.10)  $     (0.04)  $     (0.19) $     (0.31)
= = = ===========================================================================
Weighted average
number of shares
outstanding                    5,756,666     4,098,845     4,821,680   3,707,334
= = = ===========================================================================


CONTACT: Mustang.com, Inc.
Don Leonard, 661/873-2580
investor@mustang.com